Exhibit 99.1

COMPANY LOGO                                  Citizens Utilities
                                              3 High Ridge Park
                                              Stamford, CT 06905
                                              203.614.5600
                                              Web site: www.czn.net


FOR IMMEDIATE RELEASE

Contacts:

Financial Community:                        Media:
Alan H. Oshiki,                             Brigid M. Smith,
Assistant Vice President                    Assistant Vice President
and Assistant Treasurer                     Corporate Communications
(203) 614-5629                              (203) 614-5042
aoshiki@czn.com                             bsmith@czn.com



          Citizens Utilities Sells Water and Wastewater Businesses
                         to American Water Works
                             for $835 Million

STAMFORD, Conn., October 18, 1999 - Citizens Utilities (NYSE: CZN, CZNPr) announced today that it has agreed to sell its water and wastewater operations, Citizens Water Resources, to American Water Works Inc. (NYSE: AWK) for an aggregate purchase price of $835 million consisting of $745 million in cash and $90 million of assumed debt. The transaction is expected to close in mid-year 2000 following regulatory approvals.
         Citizens Water Resources is the first of Citizens' Public Services businesses to be sold. Sales of Citizens' gas and electric businesses are expected to be completed by year-end. The proceeds from the divestitures will be used to permanently fund Citizens' announced acquisitions of nearly 800,000 telephone access lines.
         Citizens Water Resources serves 305,000 customers, representing a population of about one million, in six states: Arizona, California, Illinois, Indiana, Ohio and Pennsylvania.
         For the twelve months ended June 30, 1999 and excluding the operating results for Electric Lightwave, Citizens Water Resources contributed 8 percent of Citizens' earnings before interest, taxes, depreciation and amortization and 11 percent of Citizens' operating income.
         "This transaction affirms our confidence in the substantial value of our Public Services businesses," said Leonard Tow, Citizens' chairman and chief executive officer. "Based on the level of interest expressed by prospective purchasers of our gas and electric operations, we are confident that there will be a very spirited competition for these properties."
         Morgan Stanley Dean Witter serves as financial advisor for the disposition of Citizens' Public Services businesses.
         Citizens Utilities provides telecommunications services and public services including gas distribution, electric distribution, water distribution and wastewater treatment services to approximately 1.9 million customers in 22 states. Citizens also owns 83% of Electric Lightwave, Inc.
(NASDAQ:  ELIX),  a  facilities-based,   integrated communications   provider
that   offers   a  broad   range  of services   to telecommunications-intensive
businesses throughout the United States. More information about Citizens can be found at www.czn.net.
         This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, changes in the local and overall economy, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, weather conditions, changes in legal or regulatory policy, changes in legislation, the company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the company's target markets. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.